Kara Smith
Investor Relations Manager
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, February 22, 2022 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2021. The Company reported net income of $21.6 million, or $0.14 per diluted common share, for the quarter ended December 31, 2021. Normalized FFO for the three months ended December 31, 2021 totaled $64.6 million, or $0.44 per diluted common share and $246.1 million, or $1.71 per diluted common share for the year.
Salient quarterly highlights include:
•Normalized FFO per share totaled $0.44, an increase of 5.3% from $0.42 in the fourth quarter of 2020.
•Same store cash NOI for the fourth quarter increased 2.7% over the prior year excluding the $0.3 million of fourth quarter 2020 deferral repayments. For the trailing twelve months ended December 31, 2021, same store cash NOI grew 2.3%.
•Predictive growth measures in the same store portfolio include:
◦Average in-place rent increases of 2.93%
◦Future annual contractual increases of 3.1% for leases commencing in the quarter
◦Weighted average cash leasing spreads of 3.4% on 333,000 square feet renewed:
▪4% (<0% spread)
▪7% (0-3%)
▪66% (3-4%)
▪23% (>4%)
◦Tenant retention of 83.6%
•Portfolio leasing activity in the fourth quarter totaled 544,000 square feet related to 145 leases:
◦356,000 square feet of renewals
◦188,000 square feet of new and expansion leases
•During the fourth quarter, the Company acquired nineteen medical office buildings in sixteen transactions for $298.2 million totaling 780,000 square feet. Subsequent to the end of the fourth quarter, the Company acquired one 18,000 square foot medical office building for $8.2 million.
◦In Nashville, the Company acquired four buildings for $105.6 million totaling 227,000 square feet. The Company now owns 1.1 million square feet in the Nashville market.
▪Two off campus buildings totaling 107,000 square feet for $74.5 million leased to a diverse mix of tenants. The Company now owns four buildings in this cluster.
▪An 86,000 square foot building and adjoining land parcel for $19.8 million adjacent to AA+ rated Ascension Saint Thomas' Rutherford Hospital campus.
▪A 35,000 square foot building for $11.3 million adjacent to publicly traded HCA's TriStar Stonecrest Medical Center.

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◦In San Antonio, the Company acquired five buildings for $57.2 million totaling 171,000 square feet. The Company now owns 689,000 square feet in the San Antonio market.
▪Four buildings totaling 140,000 square feet for $48.4 million adjacent to publicly traded Tenet Healthcare's North Central Baptist Hospital. The investments were made through the TIAA joint venture. The Company now owns five buildings in this cluster.
▪An off campus 31,000 square foot building for $8.9 million leased to a diverse mix of tenants. The investment was made through the TIAA joint venture.
◦ In Denver, the Company acquired three buildings for $53.1 million totaling 106,000 square feet. The
Company now owns 1.3 million square feet in the Denver market.
▪An off campus 57,000 square foot building for $23.0 million leased to a diverse mix of tenants. The investment was made through the TIAA joint venture.
▪A 30,000 square foot building for $22.4 million anchored by Centura Health.
▪An off campus, 19,000 square foot building for $7.7 million leased to a diverse mix of tenants.
◦In Columbus, the Company acquired three buildings for $25.8 million totaling 101,000 square feet adjacent to AA- rated Trinity Health's Mount Carmel East Hospital. The Company now owns four buildings in this cluster.
◦In Austin, a 63,000 square foot building for $20.5 million adjacent to publicly traded HCA’s St. David's Round Rock Medical Center. The Company now owns 437,000 square feet in the Austin market.
◦In Los Angeles, a 57,000 square foot building for $20.5 million located adjacent to publicly traded HCA’s West Hills Hospital and Medical Center. The Company now owns three buildings in this cluster and 1.2 million square feet in the Los Angeles market.
◦In Colorado Springs, a 44,000 square foot building for $10.6 million adjacent to A- rated CommonSpirit Health's Penrose Hospital, operated by Centura Health. The Company now owns three buildings in this cluster and 477,000 square feet in the Colorado Springs market.
◦In Atlanta, a 12,000 square foot building for $4.9 million adjacent to A rated Wellstar's Douglas Hospital. The Company now owns five buildings in this cluster and 819,000 square feet in the Atlanta market.
•During the fourth quarter, the Company settled 3.0 million shares through its forward equity program, generating $90.2 million in net proceeds.
◦The Company currently has approximately 0.7 shares to be settled through forward equity contracts and expects gross proceeds of approximately $23.1 million, before cost of borrowing under the forward contracts.
•As of December 31, 2021, the Company had cash of $13.2 million and $490.0 million available on its revolver.
•Net debt to adjusted EBITDA was 5.4 times at the end of the quarter.
•A dividend of $0.3025 per share was paid during the quarter, which equaled 91.5% of FAD. For the trailing twelve months, dividends paid equaled 88.1% of FAD.
•The Company recently declared a dividend increase from $0.3025 to $0.3100 per share, payable on March 15, 2022 for stockholders of record on February 28, 2022.

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Salient highlights for the year ended December 31, 2021 include:

•Normalized FFO totaled $246.1 million or $1.71 per diluted common share, an increase of 4.0% from $1.65 per diluted common share in 2020.
•Predictive growth measures in the same store portfolio include:
◦Average in-place contractual rent increases of 2.93%
◦Future annual contractual increases of 3.04% for leases commencing in the year
◦Weighted average cash leasing spreads of 3.6% on 1,595,000 square feet renewed:
▪4% (<0% spread)
▪9% (0-3%)
▪66% (3-4%)
▪21% (>4%)
◦Average tenant retention of 83.4%
•Annual portfolio leasing activity totaled 2,507,000 square feet related to 615 leases:
◦1,740,000 square feet of renewals
◦767,000 square feet of new and expansion leases
•Net investment activity totaled $601.3 million:
◦$756.3 million of acquisitions
◦$33.4 million of development and redevelopment funding
◦$188.4 million of dispositions
•Dividends paid in 2021 totaled $175.5 million, which equaled 71.3% of normalized FFO and 88.1% of FAD.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of December 31, 2021, the Company was invested in 258 real estate properties in 23 states totaling 17.9 million square feet and had an enterprise value of approximately $6.6 billion, defined as equity market capitalization plus the principal amount of debt less cash. The Company provided leasing and property management services to 14.3 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2021 under the heading "Risk Factors," and other risks described from time to time thereafter in the Company's SEC filings. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release is included herein.

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Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	DECEMBER 31, 2021	DECEMBER 31, 2020
Real estate properties
Land	$387,918	$362,695
Buildings, improvements and lease intangibles	4,458,119	4,220,297
Personal property	11,761	11,195
Investment in financing receivables, net	186,745	—
Financing lease right-of-use assets	31,576	19,667
Construction in progress	3,974	—
Land held for development	24,849	27,226
Total real estate investments	5,104,942	4,641,080
Less accumulated depreciation and amortization	(1,338,743)	(1,239,224)
Total real estate investments, net	3,766,199	3,401,856
Cash and cash equivalents	13,175	15,303
Assets held for sale, net	57	20,646
Operating lease right-of-use assets	128,386	125,198
Investments in unconsolidated joint ventures	161,942	73,137
Other assets, net	189,160	176,120
Total assets	$4,258,919	$3,812,260

LIABILITIES AND STOCKHOLDERS' EQUITY
	DECEMBER 31, 2021	DECEMBER 31, 2020
Liabilities
Notes and bonds payable	$1,801,325	$1,602,769
Accounts payable and accrued liabilities	86,108	81,174
Liabilities of properties held for sale	294	1,216
Operating lease liabilities	96,138	92,273
Financing lease liabilities	22,551	18,837
Other liabilities	67,387	67,615
Total liabilities	2,073,803	1,863,884
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 150,457 and 139,487 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	1,505	1,395
Additional paid-in capital	3,972,917	3,635,341
Accumulated other comprehensive loss	(9,981)	(17,832)
Cumulative net income attributable to common stockholders	1,266,158	1,199,499
Cumulative dividends	(3,045,483)	(2,870,027)
Total stockholders' equity	2,185,116	1,948,376
Total liabilities and stockholders' equity	$4,258,919	$3,812,260

1The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2021	2020	2021	2020
Revenues
Rental income	$131,714	$123,877	$520,334	$492,262
Interest from financing receivables, net	1,766	—	4,192	—
Other operating	2,943	2,003	10,291	7,367
	136,423	125,880	534,817	499,629
Expenses
Property operating	53,032	50,210	212,273	196,514
General and administrative	8,901	7,206	34,152	30,704
Acquisition and pursuit costs	1,541	939	3,930	2,561
Depreciation and amortization	51,810	48,104	202,714	190,435
	115,284	106,459	453,069	420,214
Other income (expense)
Gain(loss) on sales of real estate assets	14,895	(34)	55,940	70,361
Interest expense	(13,266)	(13,618)	(53,124)	(56,174)
Loss on extinguishment of debt	—	(21,503)	—	(21,503)
Impairment of real estate assets	(520)	—	(17,101)	—
Equity loss from unconsolidated joint ventures	(391)	(269)	(795)	(463)
Interest and other income (expense), net	(250)	140	(9)	559
	468	(35,284)	(15,089)	(7,220)
Net Income (loss)	$21,607	($15,863)	$66,659	$72,195

Basic earnings per common share - Net income (loss)	$0.14	($0.12)	$0.45	$0.52
Diluted earnings per common share - Net income (loss)	$0.14	($0.12)	$0.45	$0.52

Weighted average common shares outstanding - basic	145,949	134,728	142,637	133,930
Weighted average common shares outstanding - diluted	146,038	134,728	142,710	134,007

1The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2021	2020	2021	2020
Net income (loss)	$21,607	($15,863)	$66,659	$72,195
(Gain) loss on sales of real estate assets	(14,895)	34	(55,940)	(70,361)
Impairment of real estate asset	520	—	17,101	—
Real estate depreciation and amortization	53,255	49,251	208,155	194,574
Unconsolidated JV depreciation and amortization	1,816	323	5,541	564
Funds from operations (FFO)	$62,303	$33,745	$241,516	$196,972
Acquisition and pursuit costs [1]	1,541	939	3,930	2,561
Lease intangible amortization	192	(4)	162	690
Non-routine legal costs/forfeited earnest money received [2]	465	—	(35)	—
Debt financing costs	—	21,920	283	21,920
Unconsolidated JV normalizing items	90	16	225	16
Normalized FFO	$64,591	$56,616	$246,081	$222,159
Non-real estate depreciation and amortization	497	724	2,397	3,154
Non-cash interest amortization [3]	671	976	3,182	3,691
Provision for bad debt, net	70	(511)	73	207
Straight-line rent income, net	(844)	(645)	(4,303)	(2,245)
Stock-based compensation	2,546	2,472	10,729	9,922
Unconsolidated JV non-cash items	(305)	4	(1,357)	27
Normalized FFO adjusted for non-cash items	67,226	59,636	256,802	236,915
2nd generation TI	(10,207)	(8,841)	(26,363)	(26,209)
Leasing commissions paid	(2,214)	(3,288)	(11,742)	(10,369)
Capital additions	(6,043)	(8,931)	(19,582)	(21,758)
Maintenance cap ex	(18,464)	(21,060)	(57,687)	(58,336)
Funds available for distribution (FAD)	$48,762	$38,576	$199,115	$178,579
FFO per common share - diluted	$0.42	$0.25	$1.68	$1.46
Normalized FFO per common share - diluted	$0.44	$0.42	$1.71	$1.65
FFO weighted average common shares outstanding - diluted [4]	147,039	135,701	143,618	134,835

1Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
2Includes the amortization of deferred financing costs and discounts and premiums.
3In 4Q, the Company recorded non-routine legal costs related to disputes with a contractor and a tenant on a violation of use restrictions. In 2Q, the Company recorded forfeited earnest money received related to a disposition that did not materialize.
4The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 1,000,265 and 907,393, respectively for the three and twelve months ended December 31, 2021.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented and include redevelopment projects of existing same store properties. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, reposition properties and newly developed properties. The Company utilizes the reposition classification for properties experiencing a shift in strategic direction. Such a shift can occur for a variety of reasons, including a substantial change in the use of the asset, a change in strategy or closure of a neighboring hospital, or significant property damage. Such properties may require enhanced management, leasing, capital needs or a disposition strategy that differs from the rest of the portfolio. To identify properties exhibiting these reposition characteristics, the Company applies the following Company-defined criteria:

•Properties having less than 60% occupancy that is expected to last at least two quarters;
•Properties that experience a loss of occupancy over 30% in a single quarter; or
•Properties with negative net operating income that is expected to last at least two quarters.

Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed properties will be included in the same store pool eight full quarters after substantial completion. Any additional square footage created by redevelopment projects at a same store property is included in the same store pool immediately upon completion. Any property included in the reposition property group will be included in the same store analysis once occupancy has increased to 60% or greater with positive net operating income and has remained at that level for eight full quarters.

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